--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


                                CRIIMI MAE INC.
             (Exact name of registrant as specified in its charter)

           Maryland                                    52-1622022
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification No.)


         11200 Rockville Pike
         Rockville, Maryland                              20852
(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

Series F Redeemable Cumulative                   New York Stock Exchange
Dividend Preferred Stock (convertible
during the period of ten (10) Business
Days after the fifth Business Day after
the Initial Issue Date and during the
period of ten (10) Business Days ending
ninety (90) calendar days after the
Initial Issue Date or the first Business
Day thereafter)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of Class)

Item 1.  Description of Securities to be Registered.

     On September 14, 1999, the Board of Directors (the "Board") of CRIIMI MAE Inc., a Maryland corporation (the "Corporation"), declared a dividend on its common stock, par value $0.01 per share ("Common Stock"), deemed by the Board to have an aggregate value in the amount of approximately $16,100,000. The dividend will be paid in shares of a new series of preferred stock of the Corporation, face value $10.00 per share, designated as Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) business days after the fifth business day after the initial issue date and during the period of ten (10) business days ending ninety (90) calendar days after the initial issue date or the first business day thereafter) (the "Series F Dividend Preferred Stock").

     The Series F Dividend Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank (i) senior to the Common Stock and to all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks junior to the Series F Dividend Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such other capital stock being referred to as the "Junior Capital Stock"); (ii) pari passu with all capital stock of the Corporation the terms of which specifically provide that such capital stock ranks pari passu with the Series F Dividend Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation ("Parity Capital Stock"); and (iii) junior to (v) the Corporation's Series A Cumulative Convertible Preferred Stock,
(w) the Corporation's Series B Cumulative Convertible Preferred Stock, (x) the Corporation's Series C Cumulative Convertible Preferred Stock, (y) the Corporation's Series D Cumulative Convertible Preferred Stock, and (z) all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks senior to the Series F Dividend Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation.

     The Series F Dividend Preferred Stock is convertible during the period of 10 business days after the fifth business day after the initial issue date and during the period of 10 business days ending 90 calendar days after the initial issue date or the first business day thereafter (each, a "Conversion Period"), at a price equal to the volume weighted average of the prices of the common stock for the 10-trading day period ending 1 business day prior to the date converted, subject to a floor of 50% of the volume weighted average price of the common stock on the initial issue date of the Series F Dividend Preferred Stock.

     The holders of shares of Series F Dividend Preferred Stock, in preference to the holders of shares of Common Stock and of Junior Capital Stock that ranks junior to the Series F Dividend Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board, out of the assets of the Corporation legally available therefor, cumulative dividends at a fixed rate of 12% per annum. Payment of the first dividend on shares of Series F Dividend Preferred Stock shall be made no earlier than the end of the calendar quarter (March 31, June 30, September 30, December 31) in which the Corporation's plan of reorganization becomes effective and thereafter not more than quarterly, as determined by the Board. Accrued dividends will not be paid to holders who exercise their conversion privilege during a Conversion Period.

     The Series F Dividend Preferred Stock has no voting rights, except as is mandatory under Maryland law and the applicable New York Stock Exchange rules, including the following: (i) the right to elect two directors upon default of the equivalent of six quarterly dividends (whether or not consecutive), with such right to elect two directors to remain in effect until cumulative dividends have been paid or non-cumulative dividends paid regularly for one year; (ii) the right to maintain the Series F Dividend Preferred Stock quorum low enough to ensure that the right to elect directors can be exercised and that the quorum is not higher than that of the Common Stock; and (iii) the right to not vote as a separate class for the approval of any merger or acquisition, unless required by law.

     Shares of Series F Dividend Preferred Stock shall not be redeemable in whole or in part prior to the first (1st) annual anniversary of the initial issue date. On or after such first (1st) annual anniversary, to the extent the Corporation shall have funds legally available therefor, the Series F Dividend Preferred Stock shall be subject to redemption in whole or in part, in cash or shares of Parity Capital Stock, at the election of the Corporation in its sole discretion, at any time or from time to time, in an amount equal to the face amount of the Series F Dividend Preferred Stock, together in each case with an amount equal to any accrued and unpaid dividends to (and including) the date fixed for redemption.

     If any shares of Series F Dividend  Preferred  Stock are  outstanding,  the
Corporation shall not redeem, purchase or otherwise acquire for any consideration (or pay or make available money for a sinking fund for the redemption of) any Common Stock or any Junior Capital Stock (except by conversion into or exchange for Common Stock or Junior Capital Stock) unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for all past dividend periods through and including the date fixed for redemption, purchase or acquisition, provided, however, that the foregoing shall not prevent the purchase or acquisition of any shares of capital stock of the Corporation by the Corporation (i) to the extent necessary, in the reasonable judgment of the Board, in order to preserve the status of the Corporation as a real estate investment trust for federal income tax purposes or (ii) pursuant to a purchase or exchange offer made on comparable terms to all holders of outstanding shares of capital stock of the Corporation.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of any shares of Common Stock or any class or series of Junior Capital Stock ranking junior to the Series F Dividend Preferred Stock as to distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of Series F Dividend Preferred Stock shall be entitled to receive, out of assets of the Corporation legally available for distribution to stockholders, liquidating distributions in an amount equal to the face amount of the Series F Dividend Preferred Stock, together in each case with an amount equal to any accrued and unpaid dividends as of the date of liquidation, dissolution or winding up.

     In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which the Common Stock is converted into other securities, cash or other property, then the Corporation (or successor entity), at its election and in its sole discretion, may (i) redeem each share of the Series F Dividend Preferred Stock then outstanding at the face amount of the Series F
Dividend Preferred Stock, together in each case with an amount equal to any accrued and unpaid dividends to (and including) the date fixed for redemption; or (ii) convert each share of the Series F Dividend Preferred Stock then outstanding into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of the Series F Dividend Preferred Stock would have been convertible, which shall be a fraction (x) the numerator of which is the face amount of the Series F Dividend Preferred Stock and (y) the denominator of which is the volume weighted average price of the Common Stock on the business day immediately prior to the effectiveness of the reclassification, consolidation, merger, sale, transfer or share exchange; or (iii) permit each share of the Series F Dividend Preferred Stock then outstanding to remain outstanding with modified conversion rights, so that such shares may be converted into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of the Series F Dividend Preferred Stock would have been convertible had such share been previously converted.

Item 2.   Exhibits

Exhibit No.       Description

3.1 Articles of Incorporation of CRIIMI MAE Inc., as amended (incorporated by reference to Exhibit 3(c) to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 1999).

3.2 Bylaws of CRIIMI MAE Inc., as amended (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 9, 1997).

3.3 Form of Articles Supplementary with respect to Series F Redeemable Cumulative Dividend Preferred Stock.

3.4               Articles  Supplementary  with  respect to Series A  Cumulative
                  Convertible Preferred  Stock   (incorporated   by  reference
                  to Exhibit 4.1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 26,
                  1996).

3.5               Articles  Supplementary  with  respect to Series B  Cumulative
                  Convertible Preferred  Stock   (incorporated   by  reference
                  to Exhibit 4.1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 7, 1996).

3.6 Articles Supplementary with respect to Series C Cumulative Convertible Preferred Stock (incorporated by reference to
                  Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on September 23, 1997).

3.7 Articles Supplementary with respect to Series D Cumulative Convertible Preferred Stock (incorporated by reference to
                  Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on August 3, 1998).

99 Form of specimen certificate representing Series F Redeemable Cumulative Dividend Preferred Stock

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      CRIIMI MAE INC.


                                      By:     /s/ David B. Iannarone
                                              ----------------------
                                      Name:   David B. Iannarone
                                      Title:  Senior V.P./General
                                                Counsel


/s/ September 15, 1999
----------------------

                                 EXHIBIT INDEX


Exhibit No.       Description

3.1 Articles of Incorporation of CRIIMI MAE Inc., as amended (incorporated by reference to Exhibit 3(c) to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 1999).

3.2 Bylaws of CRIIMI MAE Inc., as amended (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 9, 1997).

3.3 Form of Articles Supplementary with respect to Series F Redeemable Cumulative Dividend Preferred Stock.

3.4               Articles  Supplementary  with  respect to Series A  Cumulative
                  Convertible Preferred  Stock   (incorporated   by  reference
                  to Exhibit 4.1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 26,
                  1996).

3.5               Articles  Supplementary  with  respect to Series B  Cumulative
                  Convertible Preferred  Stock   (incorporated   by  reference
                  to Exhibit 4.1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 7, 1996).

3.6 Articles Supplementary with respect to Series C Cumulative Convertible Preferred Stock (incorporated by reference to
                  Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on September 23, 1997).

3.7 Articles Supplementary with respect to Series D Cumulative Convertible Preferred Stock (incorporated by reference to
                  Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on August 3, 1998).

99 Form of specimen certificate representing Series F Redeemable Cumulative Dividend Preferred Stock.

Exhibit 3.3

                                  FORM
                                  ----
                          ARTICLES SUPPLEMENTARY
                                 TO THE
                         ARTICLES OF INCORPORATION
                                   OF
                              CRIIMI MAE INC.

     SERIES F REDEEMABLE CUMULATIVE DIVIDEND PREFERRED STOCK (CONVERTIBLE DURING THE PERIOD OF TEN (10) BUSINESS DAYS AFTER THE FIFTH BUSINESS DAY AFTER THE INITIAL ISSUE DATE AND DURING THE PERIOD OF TEN (10) BUSINESS DAYS ENDING NINETY
(90) CALENDAR DAYS AFTER THE INITIAL ISSUE DATE OR THE FIRST BUSINESS DAY THEREAFTER)

     CRIIMI MAE INC., a Maryland corporation (the "Corporation"), by and through its undersigned Senior Vice President, does hereby certify that:

     FIRST: On September 14, 1999, the Board of Directors of the Corporation (the "Board of Directors"), pursuant to Section 2-105 of the Maryland General Corporation Law (the "MGCL") and Article SIXTH of the Articles of Incorporation of the Corporation, duly classified 1,610,000 unissued shares of the Corporation's preferred stock, $0.01 par value per share, into a series of preferred stock designated "Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) Business Days after the fifth Business Day after the Initial Issue Date and during the period of ten (10) Business Days ending ninety (90) calendar days after the Initial Issue Date or the first Business Day thereafter)" and established and fixed the preferences, conversion or other rights, voting powers, restrictions as to dividends, qualifications and terms and conditions of redemption of such series of preferred stock, and authorized the execution and delivery of these Articles Supplementary to the Maryland State Department of Assessments and Taxation for filing pursuant to Section 2-208 of the MGCL.

     SECOND: The Series F Dividend Preferred Stock shall be subject to all of the provisions of the Corporation's Articles of Incorporation relating to the stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, as follows:

          Section  1.   Definitions.   For  the   purposes  of  these   Articles
     Supplementary, the following terms have the meanings indicated:

          "Articles of Incorporation" means the Articles of Incorporation of the Corporation as in effect from time to time.

          "Average Price" for a given Pricing Period means (a) the Volume Weighted Average Price of the Common Stock traded during such Pricing Period utilizing the Bloomberg Equity HP function, or, if that information is not available, (b) the average of the sum of the average daily high and low sale prices for the Common Stock for each Trading Day during such Pricing Period, as reported by the New York Stock Exchange or the American Stock Exchange or any successor thereto weighted by the number of shares traded for that day or, if that information is not available, (c) the average of the sum of the daily averages of the last reported high bid and low asked quotations for the Common Stock for each Trading Day during such Pricing Period, as quoted by the Nasdaq National Market System or any successor thereto.

          "Board" and "Board of Directors" means the Board of Directors of the Corporation.

          "Business Day" means any day other than a Saturday, Sunday or the Friday after Thanksgiving, or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

          "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

          "Conversion Period" has the meaning ascribed thereto in Section 9(a).

          "Corporation" means CRIIMI MAE Inc., a Maryland corporation.

          "Dividend   Parity  Stock"  has  the  meaning   ascribed   thereto  in
     Section 3(a)(3).

          "Dividend Period" has the meaning ascribed thereto in Section 3(a)(1).

          "Dividend Rate" means 12%.

          "Holder  Conversion  Notice"  has  the  meaning  ascribed  thereto  in
     Section 9(d)(1).

          "Initial Issue Date" has the meaning ascribed thereto in Section 3(a)(1).

          "Junior Capital  Stock" has the  meaning  ascribed  thereto in Section
     2(b).

          "Liquidation Parity Stock" has the meaning ascribed thereto in Section 8(a).

          "Liquidation Value" means, with respect to a share of Series F Dividend Preferred Stock, $10.00.

          "MGCL" means the Maryland General Corporation Law, as amended, as the same may be in effect from time to time.

          "Parity  Capital  Stock" has the meaning  ascribed  thereto in Section
     2(b).

          "Person" means any individual, firm, corporation or other entity, and includes any successor (by merger or otherwise) of such entity.

          "Preferred Stock" means the preferred stock, par value $0.01 per share, of the Corporation.

          "Pricing Period" means the ten (10) Trading Days ending one day prior to the date a holder of the Series F Dividend Preferred converts his or her shares during a Conversion Period.

          "Redemption Date" has the meaning ascribed thereto in Section 6(a).

          "Redemption Price" means, with respect to a share of Series F Dividend Preferred Stock, $10.00.

          "REIT" means a real estate investment trust for federal income tax purposes.

          "Sale Price" has the meaning ascribed thereto in Section 9(d)(3).

          "Senior  Capital  Stock" has the meaning  ascribed  thereto in Section
     2(b).

          "Series A Preferred Stock" means the Corporation's Series A Cumulative Convertible Preferred Stock, par value $0.01 per share.

          "Series B Preferred Stock" means the Corporation's Series B Cumulative Convertible Preferred Stock, par value $0.01 per share.

          "Series C Preferred Stock" means the Corporation's Series C Cumulative Convertible Preferred Stock, par value $0.01 per share.

          "Series D Preferred Stock" means the Corporation's Series D Cumulative Convertible Preferred Stock, par value $0.01 per share

          "Series F Dividend Declaration Date" means the date on which the Board of Directors declares a dividend with respect to the Series F Dividend Preferred Stock.

          "Series F Dividend Preferred Stock" has the meaning ascribed thereto in Section 2(a).

          "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities, or equity interest, is owned, directly or indirectly, by such Person.

          "Trading Day" means any day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

          "Volume Weighted Average Price of the Common Stock" for a given period means the quotient of (i) the aggregate dollar value obtained by multiplying (a) the number of shares traded at each given price during such period, by (b) such price, divided by (ii) the total number of shares traded during such period.

               Section 2. Designation Number; Rank.

          (a) Designation. The shares of the series of Preferred Stock designated pursuant hereto shall be designated as "Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten
     (10) Business Days after the fifth Business Day after the Initial Issue Date and during the period of ten (10) Business Days ending ninety (90) calendar days after the Initial Issue Date or the first Business Day thereafter)" (the "Series F Dividend Preferred Stock"). The number of shares initially constituting the Series F Dividend Preferred Stock shall be 1,610,000 which number may be decreased (but not increased) by the Board of Directors without a vote of the holders of Series F Dividend Preferred Stock; provided, however, that such number may not be decreased below the number of shares of Series F Dividend Preferred Stock outstanding at the effective time of such reduction.

          (b) Rank. The Series F Dividend Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank (i) senior to the Common Stock and to all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks junior to the Series F Dividend Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such other capital stock being referred to as the "Junior Capital Stock"); (ii) pari passu with all capital stock of the Corporation the terms of which specifically provide that such capital stock ranks pari passu with the Series F Dividend Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such capital stock being referred to as the "Parity Capital Stock"); and (iii) junior to (v) the Series A Preferred Stock, (w) the Series B Preferred Stock, (x) the Series C Preferred Stock, (y) the Series D Preferred Stock, and (z) all other capital stock of the Corporation the terms of which specifically provide that such capital stock ranks senior to the Series F Dividend Preferred Stock with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation (collectively, such capital stock being referred to as the "Senior Capital Stock").

          (c) Savings Clause. Notwithstanding anything otherwise provided in these Articles Supplementary, none of the rights pertaining to dividends and distributions, and rights upon liquidation, dissolution and winding up attributable to the Series F Dividend Preferred Stock, may be exercised, enjoyed or received unless the corresponding rights of the Senior Capital Stock have been fully exercised, enjoyed or received.

              Section 3. Dividends and Distributions.

          (a) Dividends.

               (1) The holders of shares of Series F Dividend Preferred Stock, in preference to the holders of shares of Common Stock and of shares of any Junior Capital Stock that ranks junior to the Series F Dividend Preferred Stock as to the payment of dividends shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends at the Dividend Rate, payable no more than sixty (60) calendar days following the Series F Dividend Declaration Date. Such dividends shall be declared at such intervals as the Board of Directors, in its discretion, shall determine; provided, however, that payment of the first dividend on shares of Series F Dividend Preferred Stock shall be paid no earlier than the end of the calendar quarter (March 31, June 30, September 30, December 31) in which the Corporation's Plan of Reorganization becomes effective and thereafter not more than quarterly, as determined by the Board of Directors (each such period being referred to as a "Dividend Period"). Dividends shall be fully cumulative from the date of first issuance of any shares of Series F Dividend Preferred Stock (the "Initial Issue Date") and, after the payment of the first dividend, payable not more than quarterly in arrears. Accrued dividends will not be paid to holders who exercise their conversion privilege during a Conversion Period on shares so converted. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date set by the Board of Directors. No interest shall be payable with respect to any dividend payment on Series F Dividend Preferred Stock that may be in arrears.

               (2) Dividends on shares of Series F Dividend Preferred Stock shall be payable in cash.

               (3) Dividends paid on shares of Series F Dividend Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated among all such shares of Series F Dividend Preferred Stock and all other shares of capital stock of the Corporation ranking on parity as to dividends with the Series F Dividend Preferred Stock ("Dividend Parity Stock") at the time outstanding pro rata, so that the dollar amount of the dividend declared per share of Series F Dividend Preferred Stock and the Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Dividend Preferred Stock and the Dividend Parity Stock bear to each other.

               (4) The Board of Directors may fix a record date for the determination of holders of shares of the Series F Dividend Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) calendar days nor less than ten (10) calendar days prior to the date fixed for the payment thereof.

               (5) Any dividend payment made on shares of the Series F Dividend Preferred Stock first shall be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series F Dividend Preferred Stock which remains payable.

          (b) Other Distributions. Holders of shares of the Series F Dividend Preferred Stock shall not be entitled to receive any dividends or other distributions except as expressly provided herein.

               Section 4. Voting. Holders of outstanding shares of Series F Dividend Preferred Stock shall have the following voting rights:

          (a) Limitation on Voting Rights. Holders of shares of Series F Dividend Preferred Stock shall have no voting rights except as set forth below or as otherwise required by law.

          (b) Election of Two (2) Directors. During any period in which dividends on the Series F Dividend Preferred Stock are cumulatively in arrears for not less than six quarterly dividend payments (whether or not consecutive), then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of the Series F Dividend Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such additional voting rights shall continue until such time as all dividends accumulated on the Series F Dividend Preferred Stock shall have been paid in full or non-cumulative dividends paid regularly for one year, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Series F Dividend Preferred Stock shall terminate subject to revesting in the event of each and every subsequent cumulative arrearage for not less than six (6) quarterly periods as contemplated by the first sentence of this Section. In no event shall the holders of Series F Dividend Preferred Stock voting separately as a class be entitled to elect a total of more than two directors to the Board of Directors pursuant to this Section 4(b).

          (c) Procedural Matters.

               (1) The voting rights of holders of shares of Series F Dividend Preferred Stock set forth in Section 4(b) above may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the unanimous written consent, delivered to the Secretary of the Corporation, of the holders of the outstanding shares of Series F Dividend Preferred Stock. Unless such right has been exercised by the unanimous written consent of all holders of Series F Dividend Preferred Stock, the Chairman of the Board of Directors may call, and upon the written request of holders of record of at least twenty percent (20%) of the outstanding shares of Series F Dividend Preferred Stock, addressed to the Secretary of the
                    Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held not more than sixty (60) calendar days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of special meetings of stockholders.

               (2) At each meeting of stockholders at which the holders of shares of Series F Dividend Preferred Stock shall have the right, as provided in this Section 4, to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series F Dividend Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                    (A) the absence of a quorum of the holders of shares of Series F Dividend Preferred Stock shall not prevent the election of directors or the taking of any other action by the holders of any other class(es) or series of the Corporation's capital stock, and the absence of a quorum of the holders of shares of any other class or series of the Corporation's capital stock shall not prevent the taking of any action by the holders of Series F Dividend Preferred Stock as provided in this
                         Section 4; and

                    (B) in the absence of a quorum of the holders of shares of Series F Dividend Preferred Stock, a majority of the holders of shares of Series F Dividend Preferred Stock, present in person or by proxy, shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series F Dividend Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

               (3) For the taking of any action as provided in this Section 4 by the holders of Series F Dividend Preferred Stock, each such holder shall have one (1) vote for each share of Series F Dividend Preferred Stock in such holder's name on the stock transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

         Section 5. Certain Restrictions.

     (a) On Dividends. If any shares of Series F Dividend Preferred Stock are outstanding, then the Corporation shall not, other than pursuant to Section 3(a)(3), declare, make, pay or set apart for payment or distribution any dividends or other distributions for any period on the Common Stock, any series or class of Dividend Parity Stock or any series or class of Junior Capital Stock that ranks junior to the Series F Dividend Preferred Stock with respect to dividend rights, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all shares of Series F Dividend Preferred Stock entitled thereto.

     (b) On Redemptions, Repurchases and Reacquisitions. If any shares of Series F Dividend Preferred Stock are outstanding, the Corporation shall not redeem, purchase or otherwise acquire for any consideration (or pay or make available money for a sinking fund for the redemption of) any Common Stock or any Junior Capital Stock (except by conversion into or exchange for Common Stock or Junior Capital Stock) unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment on the Series F Dividend Preferred Stock for all past dividend periods through and including the date fixed for redemption, purchase or acquisition, provided, however, that the foregoing shall not prevent the purchase or acquisition of any shares of capital stock of the Corporation by the Corporation (i) to the extent necessary, in the reasonable judgment of the Board of Directors, in order to preserve the status of the Corporation as a REIT or
(ii) pursuant to a purchase or exchange offer made on comparable terms to all holders of outstanding shares of capital stock of the Corporation. For purposes of this Section 5(b), the date to be fixed for redemption, purchase or acquisition shall be set by resolution of the Board of Directors.

     (c) On Actions by Subsidiaries. The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 5(b), purchase or otherwise acquire such shares at such time and in such manner.

          Section 6. Redemption.

     (a) Time; Price; Rights Upon Call for Redemption. Shares of Series F Dividend Preferred Stock shall not be redeemable in whole or in part prior to the first (1st) annual anniversary of the Initial Issue Date. On or after such first (1st) annual anniversary, to the extent the Corporation shall have funds legally available therefor, the Series F Dividend Preferred Stock shall be subject to redemption in whole or in part, in cash or shares of Parity Capital Stock, at the election of the Corporation in its sole discretion, at any time or from time to time, at the Redemption Price, together, in each case with an amount equal to any accrued and unpaid dividends to (and including) the date fixed for redemption (the "Redemption Date"). For purposes of determining dividends due and payable in respect of shares of Series F Dividend Preferred Stock called for redemption pursuant to this Section 6(a), the Redemption Date shall be the last Series F Dividend Declaration Date preceding the Redemption Date. On and after the Redemption Date, provided that the aggregate Redemption Price (including any accrued and unpaid dividends to (and including) the date fixed for redemption) for all shares of Series F Dividend Preferred Stock called for redemption has been duly paid or deposited in trust for the benefit of the holders of the Series F Dividend Preferred Stock, dividends shall cease to accrue on the Series F Dividend Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares shall cease, except only the right to receive the monies payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares. Any monies deposited in trust by the Corporation and unclaimed at the end of two (2) years from the Redemption Date shall be repaid to the Corporation upon its written request, after which repayment the holders of shares of Series F Dividend Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof.

     (b) Procedural Matters. Notice of any redemption pursuant to Section 6(a) shall be given to the holders of shares of Series F Dividend Preferred Stock not less than thirty (30) or more than forty-five (45) calendar days prior to the Redemption Date. Notice of redemption shall be given by first class mail to each such holder's address as shown on the stock transfer books of the Corporation and shall specify (i) the Redemption Date; (ii) the total number of shares of Series F Dividend Preferred Stock to be redeemed; (iii) the number of shares of Series F Dividend Preferred Stock to be redeemed from such holder; (iv) the per share Redemption Price and the aggregate Redemption Price for all shares to be redeemed from such holder; (v) the place or places where certificates for shares of Series F Dividend Preferred Stock are to be surrendered for payment of the Redemption Price; and (vi) that dividends on the shares of Series F Dividend Preferred Stock to be redeemed will cease to accrue on the Redemption Date. If less than all shares of Series F Dividend Preferred Stock then outstanding are to be redeemed, shares of Series F Dividend Preferred Stock will be redeemed pro rata from among the holders of shares of Series F Dividend Preferred Stock then outstanding.

         Section 7. Reacquired Shares. Any shares of Series F Dividend Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series F Dividend
Preferred Stock shall, upon  their   cancellation,   and  upon  the  filing  of
appropriate articles supplementary with the Maryland State Department of Assessments and Taxation, become authorized but unissued shares of Preferred Stock and may be reissued as part of any series of Preferred Stock subject to the conditions or restrictions on issuance set forth herein, to the extent any Series F Dividend Preferred Stock remains outstanding.

         Section 8. Liquidation; Dissolution; Winding up.

     (a) Generally. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of any shares of Common Stock or any class or series of Junior Capital Stock that ranks junior to the Series F Dividend Preferred Stock as to distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of Series F Dividend Preferred Stock shall be entitled to receive, out of assets of the Corporation legally available for distribution to stockholders, liquidating distributions in the amount of the Liquidation Value, plus an amount equal to any dividends accrued and unpaid thereon as of the date of liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Dividend Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series F Dividend Preferred Stock and the corresponding amounts payable on all shares of Parity Capital Stock that ranks pari passu with the Series F Dividend Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up ("Liquidation Parity Stock"), then the holders of Series F Dividend Preferred Stock and all other such classes or series of Liquidation Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (b) Excluded Transactions. Neither the consolidation, merger or other business combination of the Corporation with or into any other Person, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of this Section 8.

          Section 9. Conversion.

     (a) Conversion Period. During the period of ten (10) Business Days after the fifth Business Day after the Initial Issue Date and during the period of ten
(10) Business Days ending ninety (90) calendar days after the Initial Issue Date or the first Business Day thereafter (each, a "Conversion Period"), each outstanding share of Series F Dividend Preferred Stock shall be convertible, at the sole option of the holder thereof, into fully paid and nonassessable shares of Common Stock; provided, however, that in no event may a holder of Series F Dividend Preferred Stock convert a share of Series F Dividend Preferred Stock into Common Stock if such conversion would result in violation of Article EIGHTEENTH of the Articles of Incorporation. For purpose of these Articles Supplementary, "beneficial ownership" shall be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

     (b) Common Stock Issuable Upon Conversion. The number of shares of Common Stock deliverable upon conversion of a share of Series F Dividend Preferred Stock during a Conversion Period shall be equal to a fraction (i) the numerator of which is the Liquidation Value of the Series F Dividend Preferred Stock and
(ii) the denominator of which, subject to Section 9(c), is the Average Price for the Pricing Period.

     (c) Limitations on Conversion Price.  Anything to the contrary contained in
Section 9(b) or Section 9(d)(5) notwithstanding, in no event shall the Average Price used to compute the number of shares of Common Stock issuable upon conversion be less than fifty percent (50%) of the Volume Weighted Average Price of the Common Stock on the Initial Issue Date. In the event that the Average Price is less than the floor set forth in the preceding sentence, then the number of shares of Common Stock issuable upon conversion shall be computed by reference to such floor.

     (d) Procedural Matters.

               (1) During either Conversion Period, holders of Series F Dividend Preferred Stock may convert their shares of Series F Dividend Preferred Stock into Common Stock by surrendering to the Corporation's transfer agent, Registrar and Transfer Company (the "Transfer Agent"), at its offices in Cranford, New Jersey, the certificate(s) of such Series F Dividend Preferred Stock to be converted, properly endorsed and medallion certified, and accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 9 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (a "Holder Conversion Notice"). In case a Holder Conversion Notice shall specify a name or names other than that of such holder, such Holder Conversion Notice shall be accompanied by payment of all transfer taxes, if any, payable upon the issuance of shares of Common Stock in such name or names. Other than fees to the Transfer Agent, the Corporation will not pay any issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series F Dividend Preferred Stock pursuant hereto.

               (2) As promptly as practicable, and in any event within five (5) Business Days after the date of delivery of the certificate(s) representing shares of Series F Dividend Preferred Stock to be converted, together with a Holder Conversion Notice (or, if the share certificate(s) and Holder Conversion Notice are delivered separately, then within five (5) Business Days after the date of delivery of the later document(s) to be so delivered), the Corporation shall deliver or cause to be delivered (i) one or more certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series F Dividend Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series F Dividend Preferred Stock evidenced by the surrendered certificate(s) is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series F Dividend Preferred Stock evidenced by such surrendered certificate(s), less the number of shares being converted. All conversions shall be deemed to have been made at the close of business on the later of the date of delivery of the Holder Conversion Notice or the date of delivery of the certificate(s) representing the shares being converted (if different), or if such date is not a Business Day, as of the close of business on the next succeeding Business Day, so that the rights of the holder thereof as to the shares being converted shall cease, except only the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at the close of business on such date. The Corporation shall not be required to convert, and no surrender of shares of Series F Dividend Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of ten (10) calendar days); provided that the surrender of shares of Series F Dividend Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series F Dividend Preferred Stock were surrendered, or if such date is not a Business Day, as of the close of business on the next succeeding Business Day.

               (3) No fractions of shares of Common Stock shall be issued in connection with the conversion of any shares of Series F Dividend Preferred Stock, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of Sale Price (as defined below) of the Common Stock at the close of business on the day of conversion. In the absence of a Sale Price, the Board of Directors shall in good faith determine the current market price on the basis of such quotation as it considers appropriate. As used herein, "Sale Price" means the closing sales price of the Common Stock (or if no sales price is reported, the average of the high bid and low asked prices) as reported by the principal national or regional stock exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional stock exchange, as reported by the Nasdaq Stock Market and if not so reported, then as reported by the National Quotation Bureau Incorporated. If more than one share of Series F Dividend Preferred Stock shall be surrendered for conversion by the same holder during the same Conversion Period, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series F Dividend Preferred Stock so surrendered.

               (4) The Corporation shall at all times endeavor to reserve and keep available for issuance upon the conversion of the Series F Dividend Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series F Dividend Preferred Stock, and to take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series F Dividend Preferred Stock.

               (5) In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which the Common Stock is converted into other securities, cash or other property, then the Corporation (or successor entity), at its election and in its sole discretion, may (i) notwithstanding Section 6(a), redeem each share of the Series F Dividend Preferred Stock then outstanding at the Redemption Price, together, in each case with an amount equal to any accrued and unpaid dividends to (and including) the last Series F Dividend Declaration Date preceding the date fixed for redemption; or (ii) convert each share of the Series F Dividend Preferred Stock then outstanding into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of the Series F Dividend Preferred Stock would have been convertible, which shall be a fraction (x) the numerator of which is the Liquidation Value of the Series F Dividend Preferred Stock and (y) the denominator of which, subject to Section 9(c), is the Volume Weighted Average Price of the Common Stock on the Business Day immediately prior to the effectiveness of the reclassification, consolidation, merger, sale, transfer or share exchange; or
                    (iii) notwithstanding Section 9(a) or anything to the contrary herein, permit each share of the Series F Dividend Preferred Stock then outstanding to remain outstanding with modified conversion rights, so that such shares may be converted into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of the Series F Dividend Preferred Stock would have been convertible had such share been converted pursuant to this Section 9(d)(5)(ii). The Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this
                    Section 9(d)(5) shall similarly apply to successive reclassification, consolidations, mergers, sales, transfers or share exchanges.

          Section 10. REIT Status. Nothing contained in these Articles Supplementary or the Articles of Incorporation shall limit the authority of the Board of Directors  to take such  other  action as it deems  necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's qualification as a REIT under the REIT
Provisions (as defined in  the  Articles  of  Incorporation),   including,
without limitation, the enforcement of the provisions of Article EIGHTEENTH of the Articles of Incorporation and payment of dividends in the form of Parity Capital Stock or Junior Capital Stock.

          Section 11. Amendment. These Articles Supplementary may be amended, revised or otherwise altered by the consent, at a meeting or otherwise, of a majority of the shares of the Series F Dividend Preferred Stock issued and outstanding at the time of any such amendment, revision or alteration.

     IN WITNESS WHEREOF, this instrument has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on the 15 day of September, 1999.


                                        CRIIMI MAE INC.


                                        By:     /s/ David B. Iannarone
                                               -----------------------
                                        Name:  David B. Iannarone
                                        Title: Senior V.P./General
                                                 Counsel

Attest:


By:  /s/ Nancy E. Currier
     -----------------------
Print Name: Nancy E. Currier

Title: Assistant Secretary

     THE UNDERSIGNED, Senior V.P./General Counsel of the Corporation, who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                        By:     /s/ David B. Iannarone
                                               -----------------------
                                        Name:  David B. Iannarone
                                        Title: Senior V.P./General
                                                 Counsel

Exhibit 99

                                    [FRONT]

TEMPORARY CERTIFICATE-EXCHANGEABLE FOR DEFINITIVE WHEN AVAILABLE FOR DELIVERY

SERIES F REDEEMABLE CUMULATIVE
   DIVIDEND PREFERRED STOCK

  THIS CERTIFICATE IS TRANSFERABLE
 IN THE CITY OF NEW YORK, NEW YORK
        OR IN NEW JERSEY

                             CRIIMI MAE Inc.
         (INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND)
                                                            SEE REVERSE FOR
                                                            RESTRICTIONS ON
                                                       TRANSFER AND DEFINITIONS.

                                                           CUSIP 226603306


This Certifies that                  is the owner of                    .
                   ------------------               --------------------

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES F REDEEMABLE CUMULATIVE DIVIDEND PREFERRED STOCK (CONVERTIBLE DURING THE PERIOD OF TEN (10) BUSINESS DAYS AFTER THE FIFTH BUSINESS DAY AFTER THE INITIAL ISSUE DATE AND DURING THE PERIOD OF TEN
(10) BUSINESS DAYS ENDING NINETY (90) CALENDAR DAYS AFTER THE INITIAL ISSUE DATE OR THE FIRST BUSINESS DAY THEREAFTER), PAR VALUE OF ONE CENT ($.01) EACH, OF


CRIIMI MAE Inc. transferable on the books of the Corporation by the owner in person, or by duly authorized attorney, upon the surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Maryland and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended.
     This Certificate is not valid unless countersigned and registered by the Transfer Agent and by the Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated




COUNTERSIGNED AND REGISTERED:                              CHAIRMAN OF THE BOARD
    REGISTRAR AND TRANSFER COMPANY
               (NEW JERSEY)
                       TRANSFER AGENT AND REGISTRAR
BY
                                  [SEAL 1993]

                               AUTHORIZED SIGNATURE                    SECRETARY

                                      [BACK]

                                  CRIIMI MAE Inc.

     Article EIGHTEENTH of the Corporation's Articles of Incorporation places certain restrictions on the ownership of the Corporation's capital stock, including limitations as to rights to acquire the Corporation's capital stock, in an aggregate amount in excess of 9.8% of the outstanding capital stock of the Corporation. The Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of (1) the designations, preferences, limitations, restrictions, and relative rights of the shares of each class authorized to be issued, (2) the variations in the relative rights of the shares of each class authorized to be issued, (2) the variations in the relative rights and preferences between the shares of each series of preferred stock so far as the same have been fixed and determined, and (3) the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the transfer agent named on the face hereof or to the secretary of the Corporation.

                          -----------------------------
                          NOTICE OF ELECTION TO CONVERT
                         (CONVERTIBLE INTO COMMON STOCK)

               The undersigned hereby irrevocably elects to convert


                                                                          shares
--------------------------------------------------------------------------
of Series F Redeemable Cumulative Dividend Preferred Stock, represented by the within certificate into shares of Common Stock of CRIIMI MAE Inc. (as such shares may be constituted on the conversion date) in accordance with the provisions of the Articles of Incorporation, as amended, of the Corporation.

Dated
     ----------------------


                                             -------------------------
                                                     Signature

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -  as tenants in common         UNIF GIFT MIN ACT -        Custodian
TEN ENT - as tenants by the entireties         (Cust)-------- (Minor)--------
JT TEN - as joint tenants with right of     under Uniform Gifts to Minors
         survivorship and not as tenants    Act
         in common                             ------------------
                                                     (State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                        hereby sell, assign and transfer unto
                   ------------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
  ------------------------------

-------------------------------------------------------------------------------
  (Please print or typewrite name and address, including zip code of assignee)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

----------------------------------------------------------------------- Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
     ---------------------               --------------------------------------
                                         NOTICE:  THE  SIGNATURE  TO THIS
                                         ASSIGNMENT  MUST  CORRESPOND  WITH THE
                                         NAME AS  WRITTEN  UPON  THE  FACE
                                         OF THE CERTIFICATE IN EVERY PARTICULAR,
                                         WITHOUT ALTERATION OR ENLARGEMENT OR
                                         ANY CHANGE WHATEVER.

                                         Signature(s) Guaranteed:



                                         --------------------------------------
                                         THE SIGNATURE(S) SHOULD BE GUARANTEED
                                         BY AN ELIGIBLE GUARANTOR INSTITUTION
                                         (BANKS, STOCKBROKERS, SAVINGS AND LOAN
                                         ASSOCIATIONS AND CREDIT UNIONS WITH
                                         MEMBERSHIP IN AN APPROVED SIGNATURE
                                         GUARANTEE MEDALLION PROGRAM), PURSUANT
                                         TO S.E.C. RULE 17Ad-15.